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                                                                 EXHIBIT (a)(19)

                     AMENDMENT NO. 13 TO TRUST INSTRUMENT OF
                                ING FUNDS TRUST

                           DISSOLUTION OF SHARE CLASS

                          EFFECTIVE: SEPTEMBER 2, 2004

     THIS AMENDMENT NO. 13 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware statutory trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects a resolution adopted by the Board of Trustees on September 2, 2004, with respect to ING High Yield Opportunity Fund, a series of the Trust (the "Fund"), acting pursuant to Article II, Sections 2.1 and 2.6 and
Article XI, Section 11.8 of the Trust Instrument of the Trust. The resolution serves to dissolve Class Q shares for the Fund.

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                                 ING FUNDS TRUST

                            SECRETARY'S CERTIFICATE

     I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on September 2, 2004 with regard to the dissolution of Class Q shares of the Trust on behalf of ING High Yield Opportunity Fund:

          RESOLVED, that pursuant to Article II, Section 2.6 and Article XI, Sections 11.4 and 11.8 of the Trust Instrument dated July 30, 1998, as amended (the "Trust Instrument") of the ING Funds Trust ("IFT") the dissolution of Class Q of ING High Yield Opportunity Fund ("High Yield Opportunity Fund") be, and hereby is, ratified and approved and that the officers of EFT be, and each hereby is, authorized to prepare, execute and deliver an Amendment to the Trust Instrument to dissolve Class Q of High Yield Opportunity Fund, to be effective on a date deemed appropriate by the officers of IFT; and

          FURTHER RESOLVED, that management of IFT be, and hereby is, authorized to take any and all actions necessary to reflect the dissolution of Class Q of High Yield Opportunity Fund, including without limitation amending IFT's Registration Statement, as filed with the SEC, amending the Trust Instrument or filing such other documents as may be required by the State of Delaware or other state authorities, and amending and restating any contracts of IFT to remove any references to the Class.

                                        /s/ Huey P. Falgout
                                        -----------------------------------
                                        Huey P. Falgout, Jr., Secretary

Dated: September 2, 2004